UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       April 16, 2004

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification No.)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:
(801) 345-1000

N/A
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

An electronic copy of the text of Nu Skin Enterprises’ Annual Report as attached hereto as Exhibit 99.1 is not filed, but is furnished pursuant to Regulation FD. This Annual Report was first mailed out on or about April 16, 2004. A complete copy of the Annual Report can be obtained on the company’s website, www.nuskinenterprises.com or by contacting the company’s Investor Relations Department, telephone: 801-345-6100, e-mail: spond@nuskin.com, address: 75 West Center Street, Provo, UT 84601.

In the Annual Report furnished herewith in Exhibit 99.1, the Company provides an earnings per share measure for the fiscal year ended December 31, 2003 that excludes certain one-time charges that were incurred in the third quarter of 2003. This measure adjusts GAAP earnings per share to remove the impact of these charges that are unusual in nature and unlikely to impact results of operations going forward. Management believes this non-GAAP financial measure assists management and investors in evaluating, and comparing from period to period, results from ongoing operations in a more meaningful and consistent manner while also highlighting more meaningful trends in the results of operations. A reconciliation of earnings per share, excluding the one-time charges, to earnings per share on a GAAP basis, is provided in the Annual Report furnished herewith.

EXHIBIT NO.	DESCRIPTION
99.1	Text of Nu Skin Enterprises’ 2003 Annual Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/  Ritch N. Wood
Ritch N. Wood
Chief Financial Officer

Date: April 16, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Nu Skin Enterprises’ 2003 Annual Report